Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Retrophin Inc.

San Diego, California

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated February 27, 2018, relating to the consolidated financial statements and the effectiveness of Retrophin, Inc.’s (the “Company”) internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

/S/ BDO USA, LLP

New York, New York

May 10, 2018